Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-78709, 33-60443 and 33-60449) of Katy
Industries, Inc. of our report dated March 29, 2005, except for Note 8, which is as of April 13, 2005, relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
March 29, 2005, except for Note 8,
  which is as of April 13, 2005

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